UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: (Date of earliest event reported): June 21, 2012

Chico’s FAS, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

001-16435	59-2389435
(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33966
(Address of Principal Executive Offices)	(Zip code)

(239) 277-6200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders of Chico’s FAS Inc. (the “Company”) held on June 21, 2012, stockholders approved the Chico’s FAS, Inc. 2012 Omnibus Stock and Incentive Plan (the “Plan”). A description of the Plan is included in the Company’s 2012 Proxy Statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on May 4, 2012 under the heading “Proposal to Approve the Chico’s FAS, Inc. 2012 Omnibus Stock and Incentive Plan.” The description of the Plan is incorporated herein by reference and is qualified in its entirety by reference to the full text of the Plan, which was filed as Appendix A of the Proxy Statement and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders for Chico’s FAS, Inc. was held on June 21, 2012 for the purpose of electing directors and voting on the proposals described below. Each Class I director was elected and each proposal was approved.

Proposal 1 – Election of Class I Directors:

	For	Against	Abstain	Broker Non-Votes
Ross E. Roeder	124,460,615	2,708,170	183,575	22,208,220
Andrea M. Weiss	124,647,286	2,316,520	388,554	22,208,220

Proposal 2 – Approval of the Chico’s FAS, Inc. 2012 Omnibus Stock and Incentive Plan:

For	Against	Abstain	Broker Non-Votes
114,482,513	12,609,960	259,887	22,208,220

Proposal 3– Ratification of the Appointment of Ernst & Young LLP as Independent Certified Public Accountants:

For	Against	Abstain	Broker Non-Votes
145,957,670	3,204,415	398,495	-0-

Proposal 4 – Advisory Resolution on Executive Compensation:

For	Against	Abstain	Broker Non-Votes
124,742,439	2,331,400	278,521	22,208,220

Item 8.01 Other Events.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.0525 per share. A copy of the release issued on June 25, 2012 is attached to this Report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits:

Exhibit 99.1         Chico’s FAS, Inc. Press Release dated June 25, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2012	CHICO’S FAS, INC.

	By:	/s/ Pamela K Knous
Pamela K Knous, Executive Vice President – Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 99.1	Chico’s FAS, Inc. Press Release dated June 25, 2012